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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 File No. 333-147571) of Caliper Life Sciences

(2)
Registration Statement (Form S-8 File No. 333-161173) pertaining to the 2009 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

(3)
Registration Statement (Form S-8 File No. 333-156149) pertaining to the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

(4)
Registration Statement (Form S-8 File No. 333-141373) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(5)
Registration Statement (Form S-8 File No. 333-129861) pertaining to the 1999 Employee Stock Purchase Plan of Caliper Life Sciences

(6)
Registration Statement (Form S-8 File No. 333-117273) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(7)
Registration Statement (Form S-8 File No. 333-106946) pertaining to the Acquisition Equity Inventive Plan of Caliper Life Sciences

(8)
Registration Statement (Form S-8 File No. 333-106436) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(9)
Registration Statement (Form S-8 File No. 333-91276) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(10)
Registration Statement (Form S-8 File No. 333-76636) pertaining to the 2001 Non-Statutory Stock Option Plan

(11)
Registration Statement (Form S-8 File No. 333-69722) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(12)
Registration Statement (Form S-8 File No. 333-40466) pertaining to the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

(13)
and Registration Statement (Form S-8 File No. 333-95007) pertaining to the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, and the 1999 Non-Employee Director's Stock Option Plan of Caliper Life Sciences

of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of Caliper Life Sciences Inc. and the effectiveness of internal control over financial reporting of Caliper Life Sciences Inc., included in this Annual Report (Form 10-K) of Caliper Life Sciences Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM